Exhibit 99.1

Press Release September 4, 2018
7575 W. Jefferson Blvd.
Fort Wayne, IN 46804

Steel Dynamics Announces Additional Share Repurchase Authorization

FORT WAYNE, INDIANA, September 4, 2018 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced that its Board of Directors has authorized an additional share repurchase program of up to $750 million of the company’s common stock.  The authorization is effective immediately, and follows the completion of the company’s October 2016 $450 million share repurchase authorization, which was finished in August 2018.

“This new authorization demonstrates the Board’s and management’s continued confidence in our ability to generate strong free cash flow in both weak and strong market environments,” stated Mark D. Millett, President and Chief Executive Officer. “We are committed to delivering shareholder value creation through profitable organic and strategic growth opportunities, while also utilizing other available tools.  We believe the strength of our operating model and capital structure provides us the unique ability to prudently grow, while also returning value to our shareholders through the use of this program, which complements our positive cash dividend profile.”

Under the company’s share repurchase program, purchases take place as and when determined by the company in open market or private transactions, including transactions that may be effected pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Pursuant to this program, purchases of shares of the company’s common stock, are made based upon the market price of the company’s common stock, the nature of other investment and growth opportunities, expected free cash flow, and general economic conditions.  The share repurchase program does not require the company to acquire any specific number of shares and may be modified, suspended, extended or terminated by the company at any time without prior notice.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico.  Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck.  In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Forward-Looking Statements

This press release contains some predictive statements about future events, including, but not limited to, statements related to or predicated upon our beliefs regarding both prevailing and anticipated conditions in the steel and metallic scrap markets, Steel Dynamics’ revenues, future profitability and earnings, the operation of new or existing facilities, and general economic conditions. These statements, which we generally precede or accompany by such typical conditional words as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” or by the words “may,” “will,” or “should,” are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements.

We refer you to Steel Dynamics’ more detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, which we set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our

quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com: Investors: SEC Filings.

Contact:  Tricia Meyers, Investor Relations Manager— +1.260.969.3500